EXHIBIT 99.01

Contacts:	Investors	Media
	Bob Lawson	Julie Miller
	Intuit Inc.	Intuit Inc.
	(650) 944-6165	(858) 232-5609
	robert_lawson@intuit.com	julie_miller@intuit.com
Intuit’s Third-Quarter Revenue Grows 14 Percent
Consumer Tax Delivers Record Season
Intuit Announces 2-for-1 Stock Split, $500 Million Stock Repurchase Program
MOUNTAIN VIEW, Calif. — May 17, 2006 - Intuit Inc. (Nasdaq: INTU) today announced its third-quarter 2006 revenue increased 14 percent over the year-ago quarter to $953 million. Growth was driven by an outstanding Consumer Tax season and continued strong performance in QuickBooks.
     “Intuit delivered another terrific quarter,” said Steve Bennett, Intuit’s president and chief executive officer. “The Consumer Tax business had a record season, with great execution across the board, and our QuickBooks businesses continued to perform very well. We’re on track to deliver another year of double-digit revenue growth.”
Third-Quarter 2006 Financial Highlights
     Intuit posted GAAP (Generally Accepted Accounting Principles) net income of $298.6 million, down less than 1 percent from the year-ago quarter due to share-based compensation expenses and a higher tax rate. GAAP diluted earnings per share, or EPS, was $1.68, up 4 percent from the year-ago quarter.
     Intuit’s non-GAAP net income of $318.3 million was up 11 percent over the prior-year period. Non-GAAP diluted EPS was $1.79, up 16 percent over the same period last year.
Third-Quarter 2006 Business Segment Results
•	Third-quarter Consumer Tax revenue of $499 million was up 19 percent over the year-ago quarter. For the season, Consumer Tax revenue was up 23 percent over last year. Federal units, excluding Free File, were up 20 percent over last season, driven by strong growth on the Web, where paid federal units were up 58 percent.

•	QuickBooks-Related revenue of $212 million was up 8 percent over the year-ago quarter.

•	Professional Tax revenue of $105 million was up 5 percent over the same quarter last year.

•	Intuit-Branded Small Business revenue of $63 million was up 12 percent over the year-ago quarter.

•	Other Businesses revenue of $74 million was up 17 percent over the same quarter last year.
Fiscal 2006 Guidance
Intuit updated its guidance for fiscal 2006, which ends on July 31, 2006. The company now expects:
•	Revenue of $2.310 billion to $2.330 billion, which is annual growth of 13 percent to 14 percent. Prior guidance was $2.295 billion to $2.315 billion.

•	GAAP operating income of $548 million to $558 million and non-GAAP operating income of $645 million to $655 million.

•	GAAP diluted EPS of $2.20 to $2.22, as a result of a higher GAAP tax rate, primarily related to the sale of its Master Builder business. This is annual growth of 8 percent to 9 percent. Previous guidance was $2.26 to $2.29.

•	Non-GAAP diluted EPS of $2.40 to $2.42, which is annual growth of 19 percent to 20 percent. Prior guidance was $2.37 to $2.40.
Fourth-Quarter 2006 Guidance
Intuit updated its GAAP EPS guidance for its fiscal fourth quarter, which ends on July 31, 2006. The company expects:
•	Revenue of $310 million to $330 million, which is annual growth of 3 percent to 9 percent.

•	GAAP diluted EPS of a loss of $0.24 to a loss of $0.22, due to tax liabilities arising from the sale of its Master Builder business, which is expected to close in the fourth quarter. Previous guidance was a loss of $0.17 to a loss of $0.15.

•	Non-GAAP diluted EPS of a loss of $0.09 to a loss of $0.07. There is no change from prior guidance.

Board Approves Two-for-One Stock Split
     Intuit’s board of directors approved a two-for-one stock split payable July 6, 2006 to stockholders of record on June 21, 2006. The company’s stock is expected to begin trading on a post-split basis on July 7, 2006.
Company Announces New Stock Repurchase Program
     The company also announced today a new stock repurchase program for up to $500 million over the next three years.
Webcast and Conference Call Information
     A live audio webcast of Intuit’s third-quarter 2006 conference call is available at www.intuit.com/about_intuit/investors/webcast_events.html. The call begins today at 1:30 p.m. PDT. The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has posted to its Web site this press release, including the attached tables and non-GAAP to GAAP reconciliations. Intuit will post the conference call script to the Web site shortly after the conference call concludes.
     The conference call number is (866) 259-7123 in the United States or (703) 639-1220 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling (888) 266-2081, or (703) 925-2533 from international locations. The access code is 896100.

Intuit, the Intuit logo, Quicken, QuickBooks and TurboTax, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.
About Non-GAAP Financial Measures
This press release and the accompanying tables and sheet entitled “Intuit Facts” include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section of the accompanying tables entitled “About Non-GAAP Financial Measures” as well as the related Table B, Table E1 and Table E2 which follow it. A copy of the press release filed by Intuit on May 17, 2006, can be found on the investor relations page of Intuit’s Web site at www.intuit.com.
Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of its expected financial results; its prospects for the business in fiscal 2006 and beyond; the statement that the company is on track to deliver another year of double-digit growth, all of the statements under the headings “Fiscal 2006 Guidance” and “Fourth-Quarter 2006 Guidance;” our expectation that the sale of our Master Builder business will close in the fourth quarter; and all information under the heading “Guidance” on the attached fact sheet.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause Intuit’s actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from Intuit’s competitors, including Microsoft, can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in the company’s tax businesses or other governmental activities regulating the filing of tax returns could negatively affect Intuit’s operating results and market position; current and future products and services may not adequately address customer needs and may not achieve broad market acceptance, which could harm Intuit’s operating results and financial condition; the company may not be able to accurately predict consumer behavior, and consumers may not respond as Intuit expects to its advertising and promotional activities; its participation in the Free File Alliance may result in lost revenue due to potential customers filing free federal returns and electing not to pay for state filing or other services and cannibalization of Intuit’s traditional paid franchise; the company’s revenue and earnings are highly seasonal and the timing of its revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in Intuit’s financial results; predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period; the company may not be able to successfully introduce new products and services to meet its growth and profitability objectives; its new product or service offerings may not attract customers or they may negatively impact Intuit’s profitability if the business models for new offerings are not successful or if customers elect to purchase lower-priced alternatives; Intuit has implemented, and is continuing to upgrade, new information systems and any problems with these new systems could interfere with Intuit’s ability to ship and deliver products and gather information to effectively manage its business; its financial position may not make repurchasing shares advisable or Intuit may issue additional shares in an acquisition causing the number of outstanding shares to grow; litigation involving intellectual property, antitrust, shareholder and other matters may increase costs; and Intuit’s failure to maintain reliable and responsive service levels for its offerings could cause the company to lose customers and negatively impact its revenues and profitability; and the conditions to closing the sale of the Master Builder business might not be satisfied or may take longer to satisfy than expected, the purchase agreement could be terminated by the parties in accordance with its terms, or the actual impact of the sale on our results could vary due to potential adjustments to the purchase price. More details about these and other risks that may impact Intuit’s business are included in the Form 10-K for fiscal 2005 and in other SEC filings. You can locate these reports through Intuit’s Web site at <http://www.intuit.com/about_intuit/investors>. Forward-looking statements are based on information as of May 17, 2006, and Intuit does not undertake any duty to update any forward-looking statement or other information in this press release.

Table A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2006	2005	2006	2005
Net revenue:
Product	$420,201	$414,730	$1,159,734	$1,065,931
Service	512,695	402,352	784,232	621,919
Other	19,707	17,782	55,412	48,034

Total net revenue	952,603	834,864	1,999,378	1,735,884

Costs and expenses:
Cost of revenue:
Cost of product revenue	43,667	44,916	147,837	138,623
Cost of service revenue	58,162	50,126	168,829	137,336
Cost of other revenue	6,102	6,928	18,076	17,836
Amortization of purchased intangible assets	2,289	2,542	8,001	7,709
Selling and marketing	187,654	158,035	531,987	460,039
Research and development	97,335	78,394	294,699	229,705
General and administrative	74,009	67,743	202,901	173,809
Acquisition-related charges	3,278	3,966	10,590	12,576

Total costs and expenses	472,496	412,650	1,382,920	1,177,633

Operating income from continuing operations	480,107	422,214	616,458	558,251
Interest and other income	8,691	5,727	20,317	12,564
Gains on marketable equity securities and other investments, net	79	124	7,373	342

Income from continuing operations before income taxes	488,877	428,065	644,148	571,157
Income tax provision [A]	190,229	129,992	247,864	173,607

Net income from continuing operations	298,648	298,073	396,284	397,550
Net income from discontinued operations [B]	—	2,434	39,533	4,073

Net income	$298,648	$300,507	$435,817	$401,623

Basic net income per share from continuing operations	$1.74	$1.63	$2.27	$2.14
Basic net income per share from discontinued operations	—	0.01	0.22	0.02

Basic net income per share	$1.74	$1.64	$2.49	$2.16

Shares used in basic per share amounts	171,835	183,422	174,828	186,062

Diluted net income per share from continuing operations	$1.68	$1.60	$2.19	$2.10
Diluted net income per share from discontinued operations	—	0.01	0.22	0.02

Diluted net income per share	$1.68	$1.61	$2.41	$2.12

Shares used in diluted per share amounts	177,959	186,887	181,113	189,808

Share-based compensation expense for stock options, Employee Stock Purchase Plan, restricted stock and restricted stock units in continuing operations [C]:
Cost of product revenue	$211	$—	$744	$—
Cost of service revenue	456	—	1,589	—
Selling and marketing	5,572	—	17,129	—
Research and development	4,609	—	14,903	—
General and administrative	6,343	1,119	20,999	4,370

Total	$17,191	$1,119	$55,364	$4,370

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A
[A]	Our effective tax rates for the three and nine months ended April 30, 2006 were approximately 39% and 38% and differed from the federal statutory rate primarily due to state income taxes, which were partially offset by the benefit we received from federal and state research and experimental credits and tax exempt interest income. In addition, for the three and nine months ended April 30, 2006 we recorded tax expense for discrete items including adjustments for the difference between estimated amounts recorded and actual liabilities resulting from the filing of prior years’ tax returns.

Our effective tax rate for the three and nine months ended April 30, 2005 was approximately 30% and differed from the federal statutory rate primarily due to state income taxes, offset by the benefit we received from federal and state research and experimental credits and tax exempt interest income. In addition, for the three and nine months ended April 30, 2005 we benefited from the reversal of approximately $17.9 million and $19.0 million in reserves related to potential income tax exposures that were resolved.

[B]	In May 2005 our Board of Directors formally approved a plan to sell our Intuit Information Technology Solutions (ITS) business and in December 2005 we sold ITS for approximately $200 million in cash. In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we determined that ITS became a long-lived asset held for sale and a discontinued operation in the fourth quarter of fiscal 2005. Consequently, we have segregated the net assets, operating results and cash flows of ITS from continuing operations on our balance sheet at July 31, 2005 and on our statements of operations and statements of cash flows for all periods prior to the sale. Revenue for ITS was $20.2 million and income before income taxes was $9.1 million for the nine months ended April 30, 2006. We recorded a $34.3 million net of tax gain on the disposal of ITS in the nine months ended April 30, 2006. Revenue for ITS was $14.6 million and $42.3 million for the three and nine months ended April 30, 2005. Income before income taxes for ITS was $3.9 million and $15.0 million for the same periods.

In December 2004 we sold our Intuit Public Sector Solutions (IPSS) business for approximately $11 million. In accordance with SFAS 144, we determined that IPSS became a long-lived asset held for sale and a discontinued operation in the first quarter of fiscal 2005. Consequently, we have segregated the operating results and cash flows of IPSS from continuing operations on our statements of operations and statements of cash flows for all periods prior to the sale. Revenue for IPSS was $3.8 million and loss before income taxes was $0.8 million for the nine months ended April 30, 2005. We also recorded a $4.8 million net of tax loss on the disposal of IPSS in the nine months ended April 30, 2005.

[C]	Prior to August 1, 2005, we accounted for our share-based employee compensation plans under the measurement and recognition provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.” In accordance with APB 25, we recorded no share-based compensation expense for stock options or purchases of common stock under our Employee Stock Purchase Plan in fiscal periods prior to that date. Effective August 1, 2005, we adopted the fair value recognition provisions of SFAS 123(R), “Share-Based Payment,” using the modified prospective transition method. Accordingly, we began recording compensation expense for stock options and purchases under our Employee Stock Purchase Plan on that date. Because we elected to use the modified prospective transition method, GAAP results for prior periods have not been restated. Share-based compensation expenses also include expenses for restricted stock and restricted stock units, which we recorded under GAAP accounting rules for all periods presented.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated May 17, 2006 contains non-GAAP financial measures. Tables B and E1 reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). In addition, Tables E1 and E2 reconcile the non-GAAP financial measures found in the accompanying document entitled “Intuit Facts” to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP operating income and related operating margin as a percentage of revenue, non-GAAP net income and non-GAAP net income per share.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when assessing the performance of the organization, our operating segments or our senior management. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:
•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options and purchases of common stock under our Employee Stock Purchase Plan, which we began recording under SFAS 123(R) in the first quarter of fiscal 2006, and expenses for restricted stock and restricted stock units, which we recorded under GAAP accounting rules for all periods presented. We exclude share-based compensation expenses from our non-GAAP financial measures for the reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

•	Amortization of purchased intangible assets and acquisition-related charges. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. We exclude these items from our non-GAAP financial measures for the reasons stated above and because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

•	Gains and losses on marketable equity securities and other investments. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Income taxes. Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates for those periods because non-GAAP income tax expense or benefit excludes certain GAAP discrete tax items, including the reversal of reserves related to potential income tax exposures that have been resolved. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit for the reasons stated above and because management believes that they are not indicative of our ongoing business operations.

•	Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operations.
The following describes each non-GAAP financial measure, the items excluded from the most directly comparable GAAP measure in arriving at each non-GAAP financial measure, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
(A)	Operating income and related operating margin as a percentage of revenue. We exclude share based compensation expenses, amortization of purchased intangible assets and acquisition-related charges from our GAAP operating income from continuing operations and related operating margin in arriving at our non-GAAP operating income and related operating margin primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management, and the exclusion of these expenses facilitates the comparison of results for fiscal 2006 and guidance for future periods with results for prior periods. In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from non-GAAP operating income and operating margin because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

(B)	Net income and net income per share (or earnings per share). We exclude share based compensation expenses, amortization of purchased intangible assets, acquisition-related charges, gains on marketable equity securities and other investments, net, certain discrete tax items and amounts related to discontinued operations from our GAAP net income and net income per share in arriving at our non-GAAP net income and net income per share. We exclude all of these items from our non-GAAP net income and net income per share primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management, and the exclusion of these items facilitates the comparison of results for fiscal 2006 and guidance for future periods with results for prior periods.

In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from our non-GAAP net income and net income per share because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories. We exclude gains on marketable equity securities and other investments, net from our non-GAAP net income and net income per share because they are unrelated to our ongoing business operating results. Our historical non-GAAP effective tax rates differ from our GAAP effective tax rates for those periods because our non-GAAP income tax expense or benefit excludes certain GAAP discrete tax items, including the reversal of reserves related to potential income tax exposures that have been resolved. We exclude the impact of these discrete tax items from our non-GAAP income tax provision or benefit because management believes that they are not indicative of our ongoing business operations. The effective tax rates used to calculate non-GAAP net income and net income per share were as follows: 34% for the first, second and third quarters of fiscal 2005; 35% for full fiscal 2005 and the first and second quarters of fiscal 2006; 38% for the third quarter of fiscal 2006 and 37% for full fiscal 2006 guidance. Finally, we exclude amounts related to discontinued operations from our non-GAAP net income and net income per share because they are unrelated to our ongoing business operations.
We refer to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to Intuit’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E1 include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable equity securities and other investments.

Table B
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2006	2005	2006	2005
GAAP operating income from continuing operations	$480,107	$422,214	$616,458	$558,251
Amortization of purchased intangible assets	2,289	2,542	8,001	7,709
Acquisition-related charges	3,278	3,966	10,590	12,576
Share-based compensation expense	17,191	1,119	55,364	4,370

Non-GAAP operating income	$502,865	$429,841	$690,413	$582,906

GAAP net income	$298,648	$300,507	$435,817	$401,623
Amortization of purchased intangible assets	2,289	2,542	8,001	7,709
Acquisition-related charges	3,278	3,966	10,590	12,576
Share-based compensation expense	17,191	1,119	55,364	4,370
Gains on marketable equity securities	(79)	(124)	(7,373)	(342)
Income tax effect of non-GAAP adjustments	(8,573)	(2,551)	(24,635)	(8,266)
Exclusion of discrete tax items	5,543	(15,550)	9,529	(20,587)
Discontinued operations	—	(2,434)	(39,533)	(4,073)

Non-GAAP net income	$318,297	$287,475	$447,760	$393,010

GAAP diluted net income per share	$1.68	$1.61	$2.41	$2.12
Amortization of purchased intangible assets	0.01	0.01	0.04	0.04
Acquisition-related charges	0.02	0.02	0.06	0.07
Share-based compensation expense	0.10	0.01	0.31	0.02
Gains on marketable equity securities	—	—	(0.04)	—
Income tax effect of non-GAAP adjustments	(0.05)	(0.01)	(0.14)	(0.04)
Exclusion of discrete tax items	0.03	(0.09)	0.05	(0.12)
Discontinued operations	—	(0.01)	(0.22)	(0.02)

Non-GAAP diluted net income per share	$1.79	$1.54	$2.47	$2.07

Shares used in diluted per share amounts	177,959	186,887	181,113	189,808

See “About Non-GAAP Financial Measures” immediately preceding this Table B for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30,	July 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$252,969	$83,842
Investments	1,029,208	910,416
Accounts receivable, net	144,940	86,125
Deferred income taxes	61,647	54,854
Prepaid expenses and other current assets	79,553	99,275
Current assets of discontinued operations	—	21,989

Current assets before funds held for payroll customers	1,568,317	1,256,501
Funds held for payroll customers	408,790	357,838

Total current assets	1,977,107	1,614,339

Property and equipment, net	197,495	208,548
Goodwill, net	530,095	509,499
Purchased intangible assets, net	62,096	69,678
Long-term deferred income taxes	147,878	118,475
Loans to executive officers and other employees	8,865	9,245
Other assets	35,250	30,078
Long-term assets of discontinued operations	—	156,589

Total assets	$2,958,786	$2,716,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92,985	$65,812
Accrued compensation and related liabilities	139,095	144,823
Deferred revenue	220,271	279,382
Income taxes payable	241,049	30,423
Other current liabilities	167,952	103,131
Current liabilities of discontinued operations	—	21,995

Current liabilities before payroll customer fund deposits	861,352	645,566
Payroll customer fund deposits	408,790	357,838

Total current liabilities	1,270,142	1,003,404

Long-term obligations	15,709	17,308
Long-term obligations of discontinued operations	—	240
Stockholders’ equity	1,672,935	1,695,499

Total liabilities and stockholders’ equity	$2,958,786	$2,716,451

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$298,648	$300,507	$435,817	$401,623
Net income from discontinued operations	—	(2,434)	(39,533)	(4,073)

Net income from continuing operations	298,648	298,073	396,284	397,550
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation	23,117	32,517	68,878	77,247
Acquisition-related charges	3,278	3,966	10,590	12,576
Amortization of purchased intangible assets	2,289	2,542	8,001	7,709
Amortization of other purchased intangible assets	2,526	2,220	6,816	5,986
Share-based compensation — restricted stock	1,347	1,119	4,000	4,370
Share-based compensation — all other	15,844	—	51,364	—
Loss (gain) on disposal of property and equipment	62	(546)	(65)	(680)
Amortization of premiums and discounts on available-for-sale debt securities	720	2,569	2,786	8,315
Net realized loss on sales of available-for-sale debt securities	15	99	493	1,619
Net gains on marketable equity securities and other investments	(79)	(124)	(7,373)	(342)
Deferred income taxes	(33,670)	(42,566)	(35,278)	(42,296)
Tax benefit from share-based compensation plans	17,033	5,154	46,109	14,203
Excess tax benefit from share-based compensation plans	(9,564)	—	(22,949)	—
Gain on foreign exchange transactions	(238)	(46)	(132)	(408)

Subtotal	321,328	304,977	529,524	485,849

Changes in operating assets and liabilities:
Accounts receivable	174,665	167,749	(58,186)	(49,580)
Prepaid expenses, taxes and other current assets	2,802	12,320	35,172	3,041
Accounts payable	(33,146)	(6,719)	26,456	25,656
Accrued compensation and related liabilities	14,485	10,220	(5,997)	(13,764)
Deferred revenue	(36,607)	(44,055)	(59,669)	(11,245)
Income taxes payable	209,478	167,185	201,050	184,339
Other current liabilities	5,643	(41,791)	62,645	67,057

Total changes in operating assets and liabilities	337,320	264,909	201,471	205,504

Net cash provided by operating activities of continuing operations	658,648	569,886	730,995	691,353
Net cash provided by operating activities of discontinued operations	—	5,727	14,090	17,110

Net cash provided by operating activities	658,648	575,613	745,085	708,463

Cash flows from investing activities:
Purchases of available-for-sale debt securities	(589,772)	(685,709)	(1,271,564)	(2,028,769)
Liquidation and maturity of available-for-sale debt securities	270,696	392,351	1,149,418	1,872,883
Proceeds from sale of marketable equity securities	5,765	—	10,000	—
Net change in funds held for payroll customers’ money market funds and other cash equivalents	15,218	(30,346)	(50,952)	(38,191)
Purchases of property and equipment	(11,539)	(18,757)	(59,451)	(56,317)
Proceeds from sale of property	2,692	3,151	3,026	3,151
Change in other assets	655	165	(5,724)	(4,445)
Net change in payroll customer funds deposits	(15,218)	30,346	50,952	38,191
Acquisitions of businesses and intangible assets, net of cash acquired	(2,977)	—	(36,858)	(4,156)

Net cash used in investing activities of continuing operations	(324,480)	(308,799)	(211,153)	(217,653)

Net proceeds from sales of discontinued operations	—	422	171,833	9,619

Net cash used in investing activities	(324,480)	(308,377)	(39,320)	(208,034)

Cash flows from financing activities:
Change in long-term obligations	(71)	(1,552)	(721)	(2,893)
Net proceeds from issuance of common stock under stock plans	69,995	37,035	217,546	97,405
Purchase of treasury stock	(285,004)	(216,456)	(779,985)	(500,667)
Excess tax benefit from share-based compensation plans	9,564	—	22,949	—

Net cash used in financing activities	(205,516)	(180,973)	(540,211)	(406,155)

Effect of exchange rates on cash and cash equivalents	1,611	(371)	3,573	493

Net increase in cash and cash equivalents	130,263	85,892	169,127	94,767
Cash and cash equivalents at beginning of period	122,706	34,867	83,842	25,992

Cash and cash equivalents at end of period	$252,969	$120,759	$252,969	$120,759

Table E1
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(All Figures Except GAAP EPS Exclude Intuit Information Technology Solutions)
(In thousands, except per share amounts)
(Unaudited)

	Forward-Looking Guidance *
	GAAP				Non-GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Three Months Ending
July 31, 2006
Revenue	$310,000	$330,000	$—		$310,000	$330,000
Operating loss	$(68,000)	$(58,000)	$23,000	[a]	$(45,000)	$(35,000)
Diluted loss per share	$(0.24)	$(0.22)	$0.15	[b]	$(0.09)	$(0.07)
Shares	170,000	171,000	—		170,000	171,000

Twelve Months Ending
July 31, 2006
Revenue	$2,310,000	$2,330,000	$—		$2,310,000	$2,330,000
Operating income	$548,000	$558,000	$97,000	[c]	$645,000	$655,000
Operating margin	24%	24%	4%	[c]	28%	28%
Diluted earnings per share	$2.20	$2.22	$0.20	[d]	$2.40	$2.42
Shares	180,000	182,000	—		180,000	182,000

See “About Non-GAAP Financial Measures” immediately preceding Table B for more information on these non-GAAP adjustments.
[a]	Reflects estimated adjustments for share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of approximately $18.2 million; amortization of purchased intangible assets of approximately $2.3 million; and acquisition-related charges of approximately $2.8 million.

[b]	Reflects the adjustments in item [a]; income taxes related to these adjustments; and estimated tax expense of $10 million related to the pending sale of our Master Builder business.

[c]	Reflects estimated adjustments for share-based compensation for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of approximately $73.6 million; amortization of purchased intangible assets of approximately $10.3 million; and acquisition-related charges of approximately $13.4 million.

[d]	Reflects the adjustments in item [c]; an adjustment for gains on marketable equity securities and other investments, net of $7.4 million; income taxes related to these adjustments; and estimated tax expense of $10 million related to the pending sale of our Master Builder business. Also reflects an adjustment for net income from discontinued operations of $39.5 million.
*	All forward-looking guidance in this Table E1 includes the estimated financial impact of the pending sale of our Master Builder construction management software and solutions business. We expect this transaction to close during the fourth quarter of fiscal 2006.

TABLE E2
INTUIT INC.
RECONCILIATION OF HISTORICAL NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

				Non-
	GAAP	Adjustments		GAAP
Three months ended October 31, 2004
Operating loss	$(82,151)	$8,607	[a]	$(73,544)
Diluted loss per share	$(0.24)	$—	[b]	$(0.24)

Three months ended January 31, 2005
Operating income	$218,188	$8,421	[c]	$226,609
Operating margin	33.7%	1.3%	[c]	35.0%
Diluted earnings per share	$0.77	$0.03	[d]	$0.80

Three months ended April 30, 2005
Operating income	$422,214	$7,627	[e]	$429,841
Operating margin	50.6%	0.9%	[e]	51.5%
Diluted earnings per share	$1.61	$(0.07)	[f]	$1.54

Three months ended July 31, 2005
Operating loss	$(34,153)	$7,630	[g]	$(26,523)
Diluted loss per share	$(0.11)	$0.03	[h]	$(0.08)

Twelve months ended July 31, 2005
Operating income	$524,098	$32,285	[i]	$556,383
Operating margin	25.7%	1.6%	[i]	27.3%
Diluted earnings per share	$2.03	$(0.02)	[j]	$2.01

Three months ended October 31, 2005
Operating loss	$(102,621)	$27,132	[k]	$(75,489)
Diluted loss per share	$(0.26)	$0.01	[l]	$(0.25)

Three months ended January 31, 2006
Operating income	$238,972	$24,065	[m]	$263,037
Operating margin	32.2%	3.2%	[m]	35.4%
Diluted earnings per share	$1.01	$(0.05)	[n]	$0.96

Three months ended April 30, 2006
Operating income	$480,107	$22,758	[o]	$502,865
Operating margin	50.4%	2.4%	[o]	52.8%
Diluted earnings per share	$1.68	$0.11	[p]	$1.79

Nine months ended April 30, 2006
Operating income	$616,458	$73,955	[q]	$690,413
Operating margin	30.8%	3.7%	[q]	34.5%
Diluted earnings per share	$2.41	$0.06	[r]	$2.47

See “About Non-GAAP Financial Measures” immediately preceding Table B for more information on these non-GAAP adjustments.

[a]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $1.6 million; amortization of purchased intangible assets of $2.6 million; and acquisition-related charges of $4.4 million.

[b]	Reflects the adjustments in item [a]; an adjustment for gains on marketable equity securities and other investments, net of $0.2 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net loss from discontinued operations of $0.6 million.

[c]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $1.6 million; amortization of purchased intangible assets of $2.6 million; and acquisition-related charges of $4.2 million.

[d]	Reflects the adjustments in item [c]; an adjustment for gains on marketable equity securities and other investments, net of $0.1 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net income from discontinued operations of $2.3 million.

[e]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $1.1 million; amortization of purchased intangible assets of $2.5 million; and acquisition-related charges of $4.0 million.

[f]	Reflects the adjustments in item [e]; an adjustment for gains on marketable equity securities and other investments, net of $0.1 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net income from discontinued operations of $2.4 million.

[g]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $1.1 million; amortization of purchased intangible assets of $2.5 million; and acquisition-related charges of $4.0 million.

[h]	Reflects the adjustments in item [g]; an adjustment for gains on marketable equity securities and other investments, net of $4.9 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net income from discontinued operations of $2.6 million.

[i]	Reflects adjustments for share-based compensation expense for restricted stock and restricted stock units of $5.5 million; amortization of purchased intangible assets of $10.3 million; and acquisition-related charges of $16.5 million.

[j]	Reflects the adjustments in item [i]; an adjustment for gains on marketable equity securities and other investments, net of $5.2 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net income from discontinued operations of $6.6 million.

[k]	Reflects adjustments for share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of $20.4 million; amortization of purchased intangible assets of $2.9 million; and acquisition-related charges of $3.8 million.

[l]	Reflects the adjustments in item [k]; an adjustment for gains on marketable equity securities and other investments, net of $4.3 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net income from discontinued operations of $11.8 million.

[m]	Reflects adjustments for share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of $17.7 million; amortization of purchased intangible assets of $2.8 million; and acquisition-related charges of $3.6 million.

[n]	Reflects the adjustments in item [m]; an adjustment for gains on marketable equity securities and other investments, net of $3.0 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net income from discontinued operations of $27.7 million.

[o]	Reflects adjustments for share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of $17.2 million; amortization of purchased intangible assets of $2.3 million; and acquisition-related charges of $3.3 million.

[p]	Reflects the adjustments in item [o]; an adjustment for gains on marketable equity securities and other investments, net of $0.1 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits.

[q]	Reflects adjustments for share-based compensation expense for stock options, restricted stock, restricted stock units and purchases under our Employee Stock Purchase Plan of $55.4 million; amortization of purchased intangible assets of $8.0 million; and acquisition-related charges of $10.6 million.

[r]	Reflects the adjustments in item [q]; an adjustment for gains on marketable equity securities and other investments, net of $7.4 million; and income taxes related to these adjustments. Also reflects adjustments for certain GAAP tax benefits and for net income from discontinued operations of $39.5 million.

Intuit Facts Q3 FY06	Intuit Inc. Investor Relations (650) 944-6165 NASDAQ: INTU

Financial Summary (updated April 27, 2006)	Guidance[C]

($ millions), except per share data
	Q1 FY05	Q2 FY05	Q3 FY05	Q4 FY05	FY05	Q1 FY06	Q2 FY06	Q3 FY06	Q4 FY06	FY06

Revenue:
Small & Medium Business
QuickBooks Related	$145.6	$222.3	$196.6	$188.4	$753.0	$178.1	$259.0	$211.6		$843-$858
% change YOY	12%	10%	16%	23%	15%	22%	16%	8%		12%-14%
Intuit-Branded Small Business	$53.5	$60.7	$56.4	$60.2	$230.7	$58.2	$69.6	$63.2		$242-$254
% change YOY	14%	9%	9%	14%	11%	9%	15%	12%		5%-10%

Tax
Consumer Tax	$5.0	$141.1	$419.0	$5.6	$570.7	$7.9	$190.3	$499.3		$696-$702
% change YOY	-3%	9%	22%	-45%	16%	57%	35%	19%		22%-23%
Professional Tax	$7.4	$150.6	$99.8	$7.2	$265.0	$8.9	$150.5	$104.7		$265-$278
% change YOY	7%	-4%	21%	27%	5%	20%	0%	5%		0%-5%

Other Businesses	$41.2	$73.5	$63.1	$40.5	$218.3	$51.0	$73.3	$73.9		$229-$240
% change YOY	8%	-4%	32%	10%	9%	24%	0%	17%		5%-10%

Total Revenue	$252.8	$648.2	$834.9	$301.8	$2,037.7	$304.1	$742.7	$952.6	$310-$330	$2,310-$2,330
% change YOY	11%	4%	20%	17%	13%	20%	15%	14%	3%-9%	13%-14%

GAAP Operating Income (Loss)	($82.2)	$218.2	$422.2	($34.2)	$524.1	($102.6)	$239.0	$480.1	($68)-($58)	$548-$558
Non-GAAP Operating Income (Loss)[A]	($73.5)	$226.6	$429.8	($26.5)	$556.4	($75.5)	$263.0	$502.9	($45)-($35)	$645-$655
Non-GAAP Operating Margin %[A]	NA	35%	51%	NA	27%	NA	35%	53%		28%

Interest and Other Income[B]	$3.9	$3.0	$5.7	$14.2	$26.7	$6.3	$5.3	$8.7

GAAP Share Based Compensation Expense	$1.6	$1.6	$1.1	$1.1	$5.5	$20.4	$17.7	$17.2
GAAP EPS Share Based Compensation Expense	($0.01)	($0.01)	$0.00	$0.00	($0.02)	($0.07)	($0.06)	($0.06)

GAAP Diluted EPS[D]	($0.24)	$0.77	$1.61	($0.11)	$2.03	($0.26)	$1.01	$1.68	($0.24)-($0.22)	$2.20-$2.22
Non-GAAP Diluted EPS[A] [D]	($0.24)	$0.80	$1.54	($0.08)	$2.01	($0.25)	$0.96	$1.79	($0.09)-($0.07)	$2.40-$2.42

Basic Share Count	188.3	186.3	183.4	180.3	184.6	177.4	175.1	171.8	170-171	174-176
Diluted Share Count	188.3	190.1	186.9	180.3	188.4	177.4	181.8	178.0		180-182

GAAP Tax Rate[D]	42%	34%	30%	NA	33%	37%	37%	39%		40%

Capital Expenditures					$69.5M
Depreciation					$100.0M

Note: All amounts except GAAP EPS exclude information related to Intuit Information Technology Solutions, which we sold in the second quarter of fiscal 2006.

[A]
These are non-GAAP financial measures. See tables B, E1 and E2 of the accompanying press release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and the reasons management uses each measure.

[B]	Interest and other income includes $7.5 million in variable royalty income from the purchaser of our former Quicken Loans business in Q4 FY05.

[C]
All of the numbers provided in the table entitled “Guidance,” are forward-looking statements. Please see “Cautions About Forward-Looking Statements” in the accompanying press release for important information to assess when evaluating these statements. Actual future results may differ materially due to a number of risks and uncertainties. Guidance includes the estimated impact of the pending sale of our Master Builder business which we expect to close in Q4 FY06.

[D]
In accordance with GAAP, diluted EPS includes ITS results for all periods presented. The GAAP tax rate and GAAP diluted EPS for fiscal 2005 also include the reversal of reserves related to potential income tax exposures that have been resolved. Non-GAAP EPS does not reflect the benefit of those reserve reversals. The effective tax rates used to calculate non-GAAP EPS were as follows: 34% for Q1 FY05, Q2 FY05 and Q3 FY05; 35% for full fiscal 2005, Q1 FY06 and Q2 FY06; 38% for Q3 FY06; and 37% for full FY06 guidance.

Segments: QuickBooks Related — QuickBooks Software, QuickBooks Payroll, Financial Supplies, Innovative Merchant Solutions; Intuit-Branded Small Business — Outsourced Payroll,
Intuit Real Estate Solutions, Intuit Distribution Management Solutions, Intuit Construction Business Solutions; Consumer Tax — TurboTax; Professional Tax — ProSeries, Lacerte; Other Businesses — Quicken, Canada/UK

Intuit Facts	Intuit Inc.
Investor Relations (650) 944-6165
NASDAQ: INTU
Business Metrics

Units in thousands, except where noted	Q3/FY04	Q4/FY04	FY04	Q1/FY05	Q2/FY05	Q3/FY05	Q4/FY05	FY05	Q1/FY06	Q2/FY06	Q3/FY06

QuickBooks Related[F]

Simple Start, Basic, and Pro	312	205	942	152	351	353	241	1,097	213	414	370
Premier	60	44	192	32	80	63	46	221	36	107	79
Enterprise	1	2	5	2	3	3	2	10	3	3	3
QuickBooks Online Edition[G]	4	2	10	5	8	7	8	28	7	8	8

Total QuickBooks software units sold	377	253	1,149	191	442	426	297	1,356	259	532	460

QuickBooks Desktop subscriptions	0	0	0	0	46	84	109	109	124	142	151
QuickBooks Online Edition subscriptions[G]	19	21	21	26	34	41	49	49	56	64	72

Total QuickBooks Software subscriptions[G] [H]	19	21	21	26	80	125	158	158	180	206	223

QuickBooks Retail Share[I]
Unit share FYTD	83%	83%	83%	83%	86%	88%	88%	88%	85%	90%	90%
Dollar share FYTD	90%	91%	91%	89%	90%	92%	91%	91%	89%	92%	92%

Merchant Account Services customers	101	106	106	114	120	123	127	127	139	148	159
QuickBooks Do-It-Yourself Payroll customers	806	807	807	816	837	844	837	837	853	881	890

Intuit-Branded Small Business (selected)

Outsourced Payroll Customers
Premier	22	21	21	20	19	17	15	15	15	14	13
Branded Outsourced (Assisted & Complete)	50	51	51	51	53	54	54	54	55	59	61

Total Outsourced Payroll Customers	72	72	72	71	72	71	69	69	70	73	74

Consumer Tax

Federal TurboTax (millions)
Desktop units retail	2.3	NM	4.7	NM	2.6	2.7	NM	5.3	NM	2.5	3.0
Desktop units direct	0.5	NM	1.7	NM	1.1	0.6	NM	1.7	NM	1.0	0.6
Web units paid	2.4	NM	2.8	NM	0.6	2.7	NM	3.4	NM	0.9	4.3
Free File Alliance	0.6	NM	0.7	NM	0.4	1.8	NM	2.2	NM	0.2	1.2

Total TurboTax federal units	5.8	NM	9.9	NM	4.7	7.8	NM	12.6	NM	4.7	9.0

Federal TurboTax retail share[J]
Unit share FYTD	72%	72%	72%	NM	80%	79%	79%	79%	NM	80%	79%
Dollar share FYTD	82%	82%	82%	NM	85%	85%	85%	85%	NM	86%	85%

Professional Tax
Professional Tax units	7	NM	97	NM	94	12	NM	106	NM	100	11

[F]	Sales to end users (sell-through) by Intuit and via retailers and distributors for which Intuit relies on reports from these merchants. These numbers include estimates, including estimates of sales by merchants who do not report sales to Intuit. These numbers reflect total QuickBooks purchases for the period, including subscription purchases.

[G]	QuickBooks Online Edition subscription base at the end of Q2 FY06 was adjusted.

[H]	Includes QuickBooks Online Edition, QuickBooks Pro and QuickBooks Premier from Enhanced Payroll Plus subscription units. This represents the cumulative base of QuickBooks subscribers. Subscription units sold in any particular period are a subset of total QuickBooks software units sold in that period.

[I]	Sources: NPD Group Monthly Retail Software Report through April 2006. Q2 FY06 has been trued up to the January 2006 NPD monthly reports.

[J]	Sources: NPD Group Monthly Retail Software Report through April 2006. Q2 FY06 has been trued up to the January 2006 NPD monthly reports.